Exhibit 10.1

Accentia Biopharmaceuticals Commences Fast-Tracked Phase 3 Clinical Trial of SinuNase

for the Treatment of Chronic Sinusitis

First Phase 3 Trial for Chronic Sinusits, a Disease Affecting 31 Million U.S. Patients for Which

There is no Approved Pharmaceutical Available

TAMPA, Fla.—November 6, 2006—Accentia Biopharmaceuticals (NASDAQ: ABPI) will begin enrolling patients for its Phase 3 study of SinuNase™ in November and will include patients with severe chronic sinusitis refractory to sinus surgery. The Company believes that SinuNase, which has been Fast Tracked by the Food and Drug Administration (FDA), is the first product candidate to be in a Phase 3 trial for chronic sinusitis. Despite the fact that there are 31 million affected U.S. patients, and that chronic sinusitis is by far the most common chronic respiratory disease with a market twice the size of asthma, there is currently no approved prescription pharmaceutical for chronic sinusitis.

More than 50 investigative sites have been identified. Over the last several months, the sites have screened for candidates who likely meet the inclusion criteria from their active patient files. A typical site estimates that it has about 200 chronic sinusitis patients refractory to surgery. The trial will be a 16-week, double-blinded comparison with 300 patients randomized between SinuNase (intranasal lavage of 0.01% amphotericin B) and placebo, with the primary endpoint being the resolution of the key cardinal symptoms of chronic sinusitis. Secondary endpoints include endoscopy scores and sinus mucosal thickening on CT scan.

More details about the SinuNase clinical trials will be presented by Dr. Frank E. O’Donnell Jr., Chairman and Chief Executive Officer, at the Rodman and Renshaw 8th Annual Healthcare Conference on November 6, 2006, at 12:40 pm. The presentation will be simultaneously webcast, and then archived for 90 days. To access a live audio webcast or the subsequent archived recording, log on to http://www.wsw.com/webcast/rrshq10/abpi.

About Accentia Biopharmaceuticals, Inc.

Accentia Biopharmaceuticals, Inc. is a biopharmaceutical company focused on the development of late-stage “disruptive” clinical products. Accentia has a portfolio of currently marketed respiratory products and a pipeline of products in clinical development. The company’s lead respiratory product candidate is SinuNase™, which is under clinical development to treat chronic sinusitis (rhinosinusitis). SinuNase is a novel application and formulation of a known anti-fungal exclusively licensed from the Mayo Foundation for Medical Education and Research. The product has been Fast Tracked by the FDA and we will commence Phase III trials soon. The Company’s other lead product is BiovaxID™, a patient-specific anti-cancer vaccine for the treatment of follicular non-Hodgkin’s lymphoma. BiovaxID, which is being developed by Accentia’s subsidiary Biovest International, Inc.,(OTCBB:BVTI) is currently in a Fast-Tracked Phase III clinical trial. Additionally, the Company has a family of respiratory specialty pharmaceutical products, including MDTurbo™, an FDA approved, commercially available product that transforms over 90% of dispensed metered-dose inhalers into a breath-activated, dose-counting inhaler. For further information, please visit www.accentia.net.

Forward-Looking Statements

Statements in this release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements about SinuNase™, BiovaxID™, AutovaxID™ and any other statements relating to products, product candidates, product development programs the FDA or clinical trial process including the commencement, process or completion of clinical trials or the regulatory process. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Accentia to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and Accentia undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof.

SOURCE: Accentia Biopharmaceuticals, Inc.

Contacts:

Accentia Biopharmaceuticals, Inc., Tampa, FL

Sherran Brewer, 1-866-481-9020

sbrewer@accentia.net

or

The Investor Relations Group, New York

Investors:

Adam Holdsworth/Kevin Murphy

212-825-3210

aholdsworth@investorrelationsgroup.com

kmurphy@investorrelationsgroup.com

or

Media:

Lynn Granito

212-825-3210

lgranito@investorrelationsgroup.com